ASSET PURCHASE AGREEMENT

                         September 13, 1996



     The parties to this agreement are American Passage Media Corporation, a Washington corporation ("AP"); Gilbert Scherer, the majority owner of the outstanding stock of AP ("AP's Stockholder"); Network Event Theater, Inc., a Delaware corporation ("NET"); and American Passage Media, Inc., a Delaware corporation that is a wholly-owned subsidiary of NET ("Buyer").

     AP is engaged in various sales and marketing activities relating to the high school and college-student markets, including the sale of advertising and of promotional and sponsorship opportunities, campus postering operations, college newspaper advertising placement operations, GymBoards operations, AdRaX operations, the Crux WebSite, Take the Break operations, Directory of Classes national advertising representation, and other business activities, such as those set forth in the Job Choices representation agreement (all such activities and businesses being referred to collectively as the "Business").
The parties have agreed upon the sale to Buyer of substantially all of the business and assets relating to the Business (excluding the business of publishing and distributing Directory of Classes), on the terms set forth in this agreement.

     Accordingly, it is agreed as follows:

     1.   Sale and Transfer of Assets.

          1.1  Assets to be Sold.  At the Closing referred to in
section 3, AP shall sell, assign and transfer to Buyer, and Buyer shall purchase and acquire from AP, all of AP's operations, rights and assets relating to or used in the Business, as they exist on the date of the Closing (but excluding the assets referred to in section 1.2). The assets to be sold (the "Assets") include, but are not limited to, the following:

               (a)  all of AP's rights under agreements,
commitments and orders relating to the Business, to the extent that they remain unperformed or unfulfilled on, or by their terms continue after, the Closing, including, but not limited to, all of AP's rights under all (i) agreements with schools, advertisers, subcontractors and suppliers, (ii) advertising insertion orders and other agreements, commitments and orders relating to the sale or placement of advertising or the distribution of posters, (iii) other agreements, commitments and orders that are listed on schedule 4.8, and (iv) other agreements, commitments and orders relating to the Business that were entered into prior to the date of this agreement in the ordinary course of business and were not required to be referred to on schedule 4.8;

               (b)  all of AP's inventory; all editorial
material, photographs, art work, promotional materials and archives; and all office supplies, stationery, forms, labels, and similar supplies relating to or used in the Business;

               (c) all computer software and all trademarks, trade names and logos (including registrations and applications for registration of any of them) and all other intangible property and proprietary rights used by AP in connection with the Business, as set forth on schedule 1.1(c), and all of AP's rights to use the name "American Passage," together with the good will of the business associated with those trademarks, trade names and logos; all of AP's rights in copyrights (including registrations and applications for registration of any copyrights) relating to or used in the Business;

               (d)  all of AP's databases, records, files,
mailing lists, customer lists and other information and data relating to the Business, including all records relating to advertising insertion orders and other agreements and commitments relating to the sale or placement of advertising and to the postering and GymBoards activities, records of current and former advertisers, and prospect lists for advertising, except that AP may retain copies of all such documents and information as it reasonably determines necessary for archival purposes, shall not use those documents and information for any other purpose, shall not furnish copies to any third party (except as required by law), and shall use reasonable efforts to limit its employees' access to those documents and information, and except that AP may, subject to section 6.7, retain copies of and use such documents and information and the computer software referred to in section 1.1(c) to the extent used by AP in its other businesses as of the date of this agreement;

               (e) all of AP's computers, equipment (including office equipment) and furniture relating to or used in the Business, as set forth on schedule 4.5;

               (f) all of AP's other tangible assets used in or relating to the Business, wherever located;

               (g) all of AP's prepaid expenses relating to the Business;

               (h) all claims against third parties arising out of the operation of the Business, including claims under manufacturers' and vendors' warranties; and

               (i) all of AP's work in process and accounts receivable arising out of the operation of the Business, but excluding the accounts receivable described in sections 1.2(b) and 1.2(c).

          1.2 Excluded Assets. The following assets shall be retained by AP and shall not be sold, assigned or transferred to
Buyer:

               (a)  all cash, all cash investments, all
certificates of deposit, deposits, commercial paper, treasury bills and notes, money market accounts and other marketable securities and all other investments;

               (b) all accounts receivable outstanding as of the Closing Date for advertising published, work completed or events concluded prior to the close of business on July 31, 1996, whether or not billed;

               (c) all accounts receivable, notes receivable and other indebtedness from any officer, director, stockholder or employee of AP, or any other entity in which any officer, director, stockholder or employee of AP has an interest;

               (d) AP's rights under any agreement, commitment or order as to which consent to assignment is required but has not been obtained;

               (e) any of AP's rights with respect to leases for real property (except as otherwise provided in section 6.8);

               (f)  any of AP's rights under the agreements
listed on schedule 1.2;

               (g) all of AP's assets relating to Directory of Classes;

               (h)  all items of equipment except those listed on
schedule 4.5; and

               (i)  the T1 telephone line, hardware and server
(including any software not owned by AP) associated with the Crux
WebSite.

     2.   Purchase Price.

          2.1 Amount and Payment of Consideration. As full consideration for the Assets, at the Closing:

               (a) Buyer shall pay to AP, by wire transfer or certified or bank check, the sum of $4 million;

               (b) Buyer shall deliver to AP its subordinated promissory note in the principal amount of $750,000, in the form of exhibit 2.1(b) (the "Note"), which provides for payment in eight quarterly installments payable at the end of each 90 day period commencing 90 days after the Closing, together with interest thereon at the rate of 8% a year, and shall be subordinate only to Buyer's indebtedness to its institutional lender (the subordination to be on such terms as the institutional lender, or any successor institutional lender, may require, provided that those terms permit payment of principal and interest on the Note so long as no event of default has occurred and is continuing under the terms of any note or other agreement or instrument relating to the indebtedness to the institutional lender);

               (c) NET shall deliver to AP an option, pursuant to an option agreement in the form of exhibit 2.1(c) (the "Option Agreement"), to purchase, for a price equal to the Market Price (as defined below), up to 100,000 shares of NET Common Stock;

               (d) NET shall deliver to AP a guaranty of Buyer's obligations in the form of exhibit 2.1(d) (the "Guaranty"); and

               (e) Buyer shall assume, and agree to pay, perform and discharge (subject to the apportionment provisions of section 2.2), all of AP's obligations under the agreements, commitments and orders referred to on schedule 4.8 (but not the agreements that are also referred to on schedule 1.2), and under agreements, commitments and orders relating to the Business that were entered into prior to the date of this agreement in the ordinary course of business and were not required to be referred to on schedule 4.8, to the extent that they remain unperformed or unfulfilled on, or by their terms continue in effect after, the Closing.

     As used in this section 2.1, the term "Market Price" means the average closing bid price (computed and rounded to the third decimal point) of NET's common shares on NASDAQ as of 4:00 PM Eastern Standard Time as published by the National Association of Securities Dealers, Inc. during the 30 trading days ending three trading days before the Closing Date.

          2.2 Apportionment. The parties intend that, regardless of the Closing Date, the sale of the Assets shall be considered effective as of the close of business on July 31, 1996. Accordingly, an appropriate adjustment in the purchase price shall be made to reflect Buyer's entitlement to all income earned or accrued, and Buyer's responsibility for all liabilities and obligations incurred or payable, in connection with the operations of the Business after the close of business on July 31, 1996 (and AP's entitlement to all income earned or accrued, and AP's responsibility for all liabilities and obligations incurred or payable, in connection with the operation of the Business through that time). In calculating the adjustment, all overlapping items of income or expense shall be apportioned between AP and Buyer, as of close of business on July 31, 1996, in accordance with generally accepted accounting principles and the following:

               (a) Buyer shall be entitled to credit for amounts received by AP (whether before or after the Closing Date) with respect to advertisements published, work completed, services rendered, or events that occur, after the close of business on July 31, 1996;

               (b)  AP shall be entitled to credit for any
liabilities incurred and paid by AP in connection with the operation of the Business after the close of business on July 31, 1996, but AP shall bear (and to the extent borne or paid by Buyer, Buyer shall be entitled to credit for) any liabilities arising out of the operation of the Business prior to the close of business on July 31, 1996, including, but not limited to, liabilities, customarily accrued, for compensation and fringe benefits of employees (including vacation and severance pay), utility services, rent, sales commissions, and various business and professional services;

               (c)  AP shall be entitled to credit for any
liabilities incurred and paid by AP prior to the close of business on July 31, 1996 for goods, services or rights that have not been received prior to that time and with respect to which Buyer will receive the benefit, such as rents paid in advance for a rental period extending beyond that time; and

               (d) AP shall receive credit for the portion of its overhead expenses allocable to the operation of the Business during the period from the close of business on July 31, 1996 until the Closing Date, determined as provided on schedule 2.2(d).

          Notwithstanding the foregoing provisions of this
section 2.2, income earned from Per Inquiry responses from postering or other Business activities shall be apportioned between AP and Buyer based on the date responses are postmarked, AP being entitled to all income earned with respect to responses postmarked prior to July 31, 1996, and Buyer being entitled to all income earned with respect to responses postmarked on or after July 31, 1996.

          2.3  Determination of Apportionments.

               (a) Not later than five days prior to the Closing Date, AP shall prepare and submit to Buyer a written estimate of the apportionments pursuant to section 2.2, together with a statement setting forth in reasonable detail the computation of the estimate, and at the Closing Buyer shall pay to AP, or AP shall pay to Buyer, as the case may be, an amount equal to the estimated net amount payable as a result of the apportionments.

               (b) Within 60 days after the Closing Date, Buyer shall determine all apportionments pursuant to section 2.2 and shall prepare and deliver to AP a statement of its determinations (which statement shall set forth in reasonable detail the basis for such determinations), and within 30 days thereafter Buyer shall pay to AP, or AP shall pay to Buyer, as the case may be, the net amount due as a result of the apportionments after taking account of the payment made under section 2.3(a) (or, if there is any dispute, the undisputed amount). Each party shall furnish the other with such information as may be required to make the determination. If AP disputes Buyer's determinations, or if at any time after payment is made either AP or Buyer determines that any item included in the apportionments is inaccurate or that an additional item should be included in the apportionments, notice to that effect shall be given to the other party and the parties shall confer with regard to the matter, and an appropriate adjustment and payment shall be made as agreed upon by the parties (or, if they are unable to resolve the matter within 15 days after delivery of the determinations to AP or delivery by a party of notice that the apportionments were inaccurate, a firm of independent certified public accountants, whose decision on the matter shall be binding and whose fees and expenses shall be borne 50% by AP and 50% by Buyer, shall be designated by agreement between them; if they fail to agree on the firm to decide the matter within an additional 10 days, the accountants shall be selected by the president of the American Institute of Certified Public Accountants).

          2.4 Limitation on Assumption of Liabilities. Except as specifically provided in section 2.1, Buyer is not assuming, and shall not have any liability for, any liability or obligation arising out of the operations of the Business or any other liability or obligation of AP, and AP shall pay, perform and discharge all such liabilities and obligations (subject to the
apportionment provisions of section 2.2).   Without limiting the
generality of the preceding sentence, subject to the apportionment provisions of section 2.2, Buyer shall not assume or be responsible for (a) any liability or obligation arising out of any claim, litigation or proceeding arising out of the operations of the Business on or before the Closing Date (including, but not limited to, the claims and proceedings listed on schedule 4.11) or any circumstances existing on or prior to the Closing Date, (b) any liability or obligation to any employee of the Business for compensation or benefits (including vacation and severance pay) incurred or accrued on or prior to the Closing Date, (c) any deferred compensation obligation or any liability or obligation of AP arising out of or in connection with any employee benefit plan, or any other liability or obligation for employee post-retirement life insurance or health care benefits to employees of AP who do not become employees of Buyer, (d) any liability or obligation of AP for federal or state income or sales taxes, or (e) any other liability or obligation of any kind relating to the operations of the Business or the occurrence of any event on or before the Closing Date, whether known or determined as of the Closing Date or unknown or undetermined as of that date.

          2.5 Trade Liabilities. On the day preceding the Closing Date, AP shall submit to Buyer a complete list of accounts payable and other liabilities that arose out of the operations of the Business prior to or on that date, stating as to each account the nature of the goods or services with respect to which the payable was incurred, the net amount unpaid, and the due date for payment. On the Closing Date AP shall pay all accounts payable and other liabilities that are then due and payable. In addition, at the Closing AP shall pay to Buyer an amount equal to the total amount of accounts payable and other liabilities of the Business that will become due and payable after the Closing; after the Closing Buyer shall, in good faith, apply that amount in satisfaction of those accounts payable and liabilities as and when they become due. Buyer shall provide AP with a written report 120 days after the Closing Date regarding the status of such payments and shall provide AP with such other information with respect to those payments as AP shall reasonably request. If at any time after the Closing it is determined that the amount paid to Buyer pursuant to this provision was insufficient to pay in full all accounts payable and other liabilities arising out of the operation of the Business prior to the close of business on the day immediately preceding the Closing Date, and any such excess amount is paid by Buyer, AP shall remit to Buyer, promptly upon demand, the excess amount so paid by it. If at any time after the Closing it is determined that the amount paid to Buyer pursuant to this provision was more than was required for Buyer to pay in full all accounts payable and other liabilities arising out of the operation of the Business prior to the close of business on the day immediately preceding the Closing Date, Buyer shall remit to AP the excess amount so paid to it. Nothing in this provision shall relieve AP of any liability for payment of any of its accounts payable or other liabilities, except to the extent of the amount paid to Buyer as provided above.

          2.5 Adjustment of Purchase Price. The purchase price paid pursuant to section 2.1 shall be subject to adjustment as provided in the Directory of Classes representation agreement referred to in section 6.13.

     3.   Closing.

          3.1 Date of Closing. The closing of the sale and purchase pursuant to this agreement (the "Closing") shall take place at the offices of Proskauer Rose Goetz & Mendelsohn LLP, 1585 Broadway, New York, New York 10036 on September 11, 1996 (or at such other place or time as the parties may agree upon in writing). The date on which the Closing is held is referred to in this agreement as the "Closing Date." At the Closing, the parties shall execute and deliver the documents referred to in section 8.

          3.2 Termination. Either AP or Buyer may terminate this agreement by notice to the other if the Closing has not occurred by September 23, 1996 (but a party shall not have the right to terminate if the Closing has not occurred because of that party's breach of this agreement). Upon such termination none of the parties shall have any liability of any kind arising out of this agreement, except that such termination shall not terminate or limit the rights of any party to enforce this agreement or to seek any other remedy for breach of this agreement prior to termination.

     4.   Representations and Warranties by AP and AP's
Stockholder.

          AP and AP's Stockholder jointly and severally represent and warrant to Buyer and NET as follows:

          4.1 AP's Organization and Authority. AP is a corporation duly organized and validly existing under the law of the State of Washington and has the full corporate power and authority to enter into and to perform this agreement and to carry on its business as it is presently being conducted.

          4.2 Authorization of Agreements. The execution, delivery and performance by AP of this agreement and the Option Agreement, the Transition Agreement referred to in section 6.8, the consulting agreement referred to in section 6.10, and the Directory of Classes representation agreement referred to in section 6.13 (together, the "AP Ancillary Documents") have been duly authorized by the board of directors of AP. AP's Stockholder has full right to enter into and perform his obligations under this agreement in accordance with its terms. This agreement and each AP Ancillary Document constitutes the valid and binding obligation of AP, and this agreement and each AP Ancillary Document to which AP's Stockholder is a party constitutes the valid and binding obligation of AP's Stockholder, enforceable against each of them in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Schedule 4.2 contains a true and complete list of the stockholders of AP and the number of shares owned by each of them.

          4.3 Consents of Third Parties. Subject to receipt of the consents and approvals referred to on schedule 4.3, the execution, delivery and performance of this agreement and the AP Ancillary Documents by AP and AP's Stockholder will not (i) conflict with the articles of incorporation or by-laws of AP and will not conflict with, or result in the breach or termination of, or constitute a default under, any agreement, commitment, order or other instrument, or any order, judgment or decree, to which AP or AP's Stockholder is a party or by which AP or AP's Stockholder is bound; (ii) constitute a violation by AP or AP's Stockholder of any law or regulation applicable to either of them; or (iii) result in the creation of any lien, charge or encumbrance upon any of the Assets. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority is required on the part of AP or AP's Stockholder in connection with the execution, delivery and performance of this agreement and the AP Ancillary Documents.

          4.4 Title to Assets. Except as set forth on schedule 4.4, AP has, and at the Closing Buyer will receive, valid title to all of the Assets, free and clear of any claim, lien, or encumbrance, except for the lien, if any, of current taxes not yet due and payable. The Assets include all of the personal property reflected on the audited balance sheet of the Business as of June 30, 1996, except property disposed of since that date in the ordinary course of business, and all assets acquired for use in the Business between that date and the Closing Date.

          4.5 Tangible Assets and Related Matters. Schedule 4.5 contains a true and complete list, as of the date of this agreement, of inventory and work-in-process of the Business, of all computers, equipment (including office equipment) and furniture relating to or used in the Business, and of all other tangible assets that relate to or are used in the Business and had a cost to AP for any individual item of more than $1,000.
All of the tangible assets to be purchased by Buyer under this agreement are in good operating condition and in good condition of maintenance and repair, subject to normal wear and tear, and are suitable for continued use in the normal course of business as conducted by AP. The Assets constitute all of the assets, tangible and intangible, used in the Business and have been sufficient to enable AP to operate all aspects of the Business in the manner in which it has been operated by AP. Except as set forth on schedule 4.5, the Business is not using any assets, tangible or intangible, of any of AP's stockholders.

          4.6  Financial Statements.

               (a) AP has delivered to Buyer true and complete copies of the audited statements of assets and liabilities of the Business at June 30, 1995 and June 30, 1996 and the related statements of operations and cash flows for the years then ended (prepared on a consolidated basis for the Business and including detailed breakdowns with respect to each revenue producing product line), together with complete copies of the related audit reports of Ernst & Young LLP. All such financial statements present fairly the financial position of the Business at the dates indicated and the results of its operations and its cash flows for the periods then ended (on a consolidated basis and with respect to each revenue producing product line), in conformity with generally accepted accounting principles applied on a consistent basis. All such financial statements have been prepared in accordance with AP's books and records and show all income and expenses attributable to the Business during the respective periods covered by them. All of AP's books of account relating to the Business have been exhibited or made available to Buyer, and those books of account accurately record all transactions of AP during the respective periods covered by them. Except to the extent reflected or reserved for in the statement of assets and liabilities of the Business as of June 30, 1996 or in the notes to that statement, as of the date of that statement AP did not have any liability or obligation of any kind relating to the Business, whether accrued, absolute, contingent or otherwise, other than (a) liabilities and obligations under orders, commitments, agreements and leases entered into in the ordinary course of business (which, to the extent required by section 4.8, are referred to on schedule 4.8), and (b) other liabilities and obligations that are not material in amount or are set forth in schedules to this agreement. All of the accounts receivable reflected in the statement of assets and liabilities as of June 30, 1996 or that arose from June 30, 1996 to the date of this agreement arose from, and all of the accounts receivable of the Business that arise from the date of this agreement to the Closing Date will have arisen from, bona fide transactions in the ordinary course of business; to the best of the knowledge of AP and AP's Stockholder, none of the accounts receivable being sold to Buyer under this agreement is or will be subject to any defense, counterclaim or setoff.

               (b) To the best of the knowledge of AP and AP's Stockholder, except as specified on schedule 4.6 or 4.9(b), (i) the pro forma statements of operations contained in schedule 4.6 present fairly on a pro forma basis the results of operations of the Business for the year ended June 30, 1996, as adjusted to reflect all costs and expenses that would have been incurred by the Business if it had been operated on a stand-alone basis (including, but not limited to, substituting for the cost of printing, fulfillment and other in-house services the costs that would have been incurred if those services had been obtained from an unrelated third party on an arm's length basis), and (ii) the pro-forma adjustment items shown on schedule 4.6 include all material additional items of cost or expense that would have been incurred in connection with the operation of the Business if it had been operated on a stand-alone basis during the year ended June 30, 1996.

          4.7 Absence of Certain Changes. Since July 1, 1996 there has not been any material adverse change in AP's condition (financial or otherwise) relating to the Business or the assets to be acquired by Buyer pursuant to this agreement, and since July 1, 1995 AP has operated the Business in the ordinary course and consistent with past practices, and, except as set forth on schedule 4.7:

               (a) AP has not entered into any transaction or incurred any liability or obligation with respect to the Business that was unusual in nature or amount, or was entered into or incurred other than in the ordinary course of business;

               (b) AP has not sold or transferred any assets that are material to the Business or had a cost to AP of more than $5,000;

               (c) AP has not granted or agreed to grant any general increase in any rate or rates of salaries or compensation to employees or agents of the Business or any specific increase in the salary or compensation to any individual employee or agent of the Business; and

               (d) AP has not made any material change in (i) the manner in which the Business has been operated, (ii) the accounting principles or practices employed by AP in connection with the preparation of the financial statements of the Business or (iii) the manner in which revenue, costs or expenses are allocated among AP's business operations.

          4.8 Lists of Agreements, etc. Schedule 4.8 contains, with respect to the Business, a true and complete list of: (a) all commitments and agreements for the purchase of materials or supplies or the receipt of services that involve an expenditure by AP of more than $5,000 for any one commitment or two or more related commitments; (b) all other agreements, commitments and orders to which AP is a party or by which it is bound that involve more than $5,000 and cannot be terminated by AP on less than 30 days' notice without liability or are otherwise material to the Business or the Assets; (c) all agreements with colleges and other schools; (d) all material agreements with advertisers and customers; (e) all leases or other rental agreements relating to personal property under which AP is lessee or lessor; (f) all license agreements under which AP is either licensee or licensor;
(g) all employment and consulting agreements and agreements with independent contractors, written or oral; and (h) all agreements between AP and any officer, director or shareholder of AP (or any entity in which any of them has an interest). True and complete copies of the agreements, commitments and leases referred to on schedule 4.8 have been delivered to Buyer.

          4.9 Agreements Regarding Employees. Except as set forth on schedules 4.8 and 4.9(a), AP is not, with respect to the Business, a party to or bound by any employment agreement, or any collective bargaining or other labor agreement. Except as set forth on schedule 4.9(a), AP does not have any severance policy with respect to employees of the Business and no employee of the Business is entitled to any severance payment, either by law or by agreement, upon the termination of his or her employment. Except as set forth in schedule 4.15, AP is not a party to, involved in or, to the best of the knowledge of AP or AP's Stockholder, threatened by any labor dispute or unfair labor practice charge in connection with the operation of the Business. AP employs approximately 30 employees with respect to the Business. Schedule 4.9(a) contains a true and complete list of all current employees of the Business and all employees whose employment with the Business has terminated since May 1, 1996, and sets forth their total compensation for the year ended June 30, 1996 and their present compensation arrangements (including any agreed upon salary or commission increases). Except as set forth on schedule 4.9(a), since May 1, 1996, AP has not granted a salary increase to any employee of the Business of more than $3,000 or any increase in the commission payable to any employee. The current employees listed on schedule 4.9(a) have been sufficient to enable AP to operate all aspects of the Business in the ordinary course, other than the general and administrative services described on schedule 4.9(b) and as provided for by the "add-backs" and "deducts" relating to employees listed on schedule 4.6.

          4.10  Status of Agreements. Except as set forth on
schedule 4.10, all of AP's agreements, commitments and orders were entered into in the ordinary course of operations of the Business and on an arm's-length basis. Each of the agreements, commitments and orders referred to in sections 4.8 and 4.9(a) is presently in full force and effect in accordance with its terms and, except as set forth on schedule 4.10, AP is not in default, and, to the best of the knowledge of AP and AP's Stockholder, no other party is in default under any agreement, commitment or order referred to in section 4.8 or 4.9(a) and each of those agreements, commitments and orders is valid and binding upon and enforceable against each of the parties thereto in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general. No party to any of the agreements, commitments or orders referred to in section 4.8 or 4.9(a) has made, asserted or, to the best of the knowledge of AP or AP's Stockholder, has any defense, setoff or counterclaim under any of those agreements, commitments or orders or has exercised any option granted to it to cancel or terminate its agreement, to shorten the term of its agreement, or to renew or extend the term of its agreement and AP has not received any notice to that effect.

          4.11 Litigation; Compliance with Laws. Except as set forth on schedule 4.11, there is no claim, litigation, proceeding or governmental investigation pending or, to the best of the knowledge of AP or AP's Stockholder, threatened, or any order, injunction or decree outstanding against or relating to AP or the Business or any of the Assets. To the best of the knowledge of AP or AP's Stockholder, AP is not in violation of any applicable law, regulation, ordinance, or any other requirement of any governmental body or court arising out of the operation of the Business, and no notice has been received by AP or any of its officers or directors alleging any such violation. AP is not engaged in any dispute with any school or any of its advertisers, customers, sales representatives, or suppliers and, to the best of its knowledge, does not have a bad relationship with any of them.

          4.12 Intangible Property. Schedule 1.1(c) contains a complete list of the trademarks, trade names and logos (and applications for any of them) and all other intangible property and proprietary rights used by AP in the Business at any time since July 1, 1995. AP owns, free and clear of any claims, liens or encumbrances, each of the trademarks, trade names and logos listed on schedule 1.1(c), and they constitute all trademarks and trade names necessary for the continued operation of the Business in a manner consistent with past practices. Except as set forth on schedule 4.12, to the best of the knowledge of AP or AP's Stockholder, (a) there is no violation by others of any right of AP with respect to any trademark or trade name to be sold and assigned to Buyer, and (b) AP is not, in connection with the Business, infringing upon any trademark, trade name or other rights of any third party; no proceedings are pending or threatened; and no claim has been received by AP alleging any such violation.

          4.13 Software and Databases. AP owns or possesses adequate licenses or other rights to use all material computer software used by it in the Business. Schedule 4.13 contains a list of all computer software used by it in the Business at any time since January 1, 1994. AP has not granted to any person or entity any interest, as licensee or otherwise, in any of its owned software or databases. Any license of AP to use any software is valid and does not infringe on the property rights of any third party. The software listed on schedule 4.13 constitutes all of the material software used in the Business and has been sufficient to enable AP to operate all aspects of the Business in the ordinary course.

          4.14 Insurance. Schedule 4.14 contains a complete list of all of AP's insurance policies relating to the Business, specifying with respect to each policy the policy limit, type of coverage, location of the property covered, annual premium, premium payment date, and expiration date.

          4.15 Labor Matters. Except as set forth on schedule 4.15, with respect to the Business (a) AP is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practice;
(b) there is no unfair labor practice charge or complaint against AP pending before the National Labor Relations Board, any state labor relations board or any court or tribunal and, to the best of the knowledge of AP or AP's Stockholder, none is or has been threatened; (c) there is no labor strike, dispute, request for representation, slowdown or stoppage actually pending against or affecting the Business and, to the best of the knowledge of AP or AP's Stockholder, none is or has been threatened; and (d) no grievance which might have an adverse effect on the conduct of the Business or any arbitration proceeding arising out of or under any collective bargaining agreement is pending and, to the best of the knowledge of AP or AP's Stockholder, none is or has been threatened. To the best of the knowledge of AP and AP's Stockholder, there has been no sexual harassment or similar claim against any employee of the Business and no employee of the Business has at any time within the five years preceding the date of this agreement asserted against AP any claim of discrimination.

          4.16 Environmental Matters. With respect to the ownership and operation of the Business:

               (a) AP and all of the property (whether owned or leased) that is included in the Assets is in substantial compliance with all material federal, state and local laws relating to pollution, the protection of human health or the environment, including, but not limited to, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern;

               (b)  there are no past or present actions,
activities, circumstances, conditions, events or incidents, including, but not limited to, the release, emission, discharge or disposal of any Material of Environmental Concern, that could form the basis of any claim against, or violation by, AP (or, after the Closing, Buyer); and

               (c) except as set forth on schedule 4.16, (i) there are no underground storage tanks located on property used in connection with the Business; (ii) there is no asbestos contained in or forming part of any building, building component, structure or office space owned or, to the best of the knowledge of AP or AP's Stockholder, leased by AP with respect to the Business; (iii) no polychlorinated biphenyls (PCBs) are used or stored at any property owned or, to the best of the knowledge of AP or AP's Stockholder, leased by AP in connection with the Business; and (iv) there are no on-site or off-site locations where AP has stored, disposed or arranged for the disposal of Materials of Environmental Concern.

          4.17 ERISA.

               (a)  Schedule 4.17 contains a list of all
"employee benefit plans," within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other bonus, profit sharing, pension, severance, savings, deferred compensation, fringe benefit, insurance, welfare, post-retirement benefit, health, life, stock option, stock purchase, restricted stock, tuition refund, service award, company car, scholarship, relocation, disability, accident, sick pay, sick leave, vacation, individual employment, consulting, compensation, incentive, commission, payroll practices, retention, change in control, noncompetition, or other plan, agreement, policy, trust fund, or arrangement (whether written or unwritten, insured or self-insured) established, maintained, sponsored, or contributed to (or with respect to which any obligation has been undertaken) by AP on behalf of any employee, director or shareholder of AP (whether current, former, or retired) or their beneficiaries (each a "Plan" and, collectively, the "Plans"). With respect to each Plan, true and complete copies of the current plan document, trust agreement (if any) for the specified Plan, summary plan description, and most recent IRS determination letter (if any) for the specified Plan and IRS Form 5500, if any, have been delivered to Buyer and are listed on schedule 4.17.

               (b) Neither AP, any of its predecessors, nor any entity which is, or ever has been, deemed a "single employer" with AP under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the "Code") has ever maintained, contributes to, has ever contributed to, or has ever been obligated to contribute to a plan which is subject to
Section 412 of the Code, Title IV of ERISA or Section 302(a)(2) of ERISA including, without limitation, a multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA or Section 414(f) of the Code). There are no pending, threatened or, to the best knowledge of AP and AP's Stockholder, anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto. To the best of the knowledge of AP and AP's Stockholder, no "prohibited transaction" within the meaning of Section 4975 of the Code or
Section 406 of ERISA has occurred or is expected to occur with respect to any Plan.

               (c) To the best of the knowledge of AP and AP's Stockholder, each of the Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified and has received a determination letter from the Internal Revenue Service to the effect that such Plan is qualified under Section 401(a) of the Code with respect to the Tax Reform Act of 1986 and has been amended to comply with current law, and nothing has occurred or is expected to occur through the date of the Closing that caused or could be expected to cause the loss of such qualification. Each Plan complies and has been maintained and operated in all material respects in accordance with its terms and applicable law, including, without limitation, ERISA and the Code. No Plan is or is expected to be under audit or investigation by the Internal Revenue Service, Department of Labor or any other governmental authority and no such completed audit, if any, has resulted in or could be expected to result in the imposition of any tax or penalty.

               (d) Except as provided in schedule 4.17(d), the consummation of the transactions contemplated by this agreement will not give rise to any liability, including, without limitation, liability for severance pay, unemployment compensation, termination pay, or withdrawal liability, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any employee, director or shareholder of AP (whether current, former, or retired) or their beneficiaries solely by reason of such transactions. No amounts payable under any Plan will fail to be deductible for federal income tax purposes by virtue of Sections 280G or 162(m) of the Code.

               (e) To the best of the knowledge of AP and AP's Stockholder, except as set forth on schedule 4.17(e), no event, condition, or circumstance exists that could result in an increase of the benefits provided under any Plan based on the Plan documents or the expense of maintaining any Plan from the level of benefits or expense incurred for the most recent fiscal year ended before the Closing. Neither AP, nor any officer or employee thereof, has made any promises or commitments, whether legally binding or not, to create any additional plan, agreement or arrangement, or to modify or change any existing Plan.

          4.18 Transactions with Affiliates. Except as set forth on schedule 4.18, (a) AP is not, and since January 1, 1995 has not been, engaged, with respect to the Business, in any transaction with any officer, director or shareholder of AP or any entity in which any of them has an interest and (b) no officer, director or shareholder of AP (or any entity in which any of them has an interest) holds any assets used in or relating to the Business.

          4.19 Involvement of Certain Executives. During the two years preceding the date of this agreement, AP's Stockholder and Carl Bryant have devoted a diminishing amount of time to the operation of the Business (averaging no more than an aggregate of 20 hours per month during the earlier year and no more than an aggregate of 10 hours per month in the more recent year), AP's Stockholder's involvement primarily having been limited to periodic consultation (about once every two to three weeks) with operating executives and participation in approximately quarterly executive committee meetings and Carl Bryant's involvement primarily having been limited to occasional advice regarding media and participation in approximately quarterly executive committee meetings. Neither AP's Stockholder nor Carl Bryant has a relationship with any school, advertiser, customer or supplier of the Business that would be adversely affected by the sale contemplated by this agreement.

          4.20 Customers. Except as set forth on schedule 4.20, to the best of the knowledge of AP and AP's Stockholder, no advertiser or customer from which AP has derived revenue of more than $25,000 in connection with the operation of the Business during the year prior to the date of this agreement has any plan to materially reduce the level of its advertising during the two years following the sale to Buyer, and no school or supplier intends to discontinue or curtail its relationship with the Business.

          4.21 Miscellaneous.

               (a) To the best of the knowledge of AP and AP's Stockholder, except as set forth in this agreement and the schedules to this agreement, there is no material fact or circumstance relating to the Business that AP's Stockholder reasonably believes is not known to Buyer and that, if known, would reasonably affect Buyer's decision to purchase the Business.

               (b)  Subject to the last sentence of section
9.1(a), the representations and warranties made by AP and AP's Stockholder in this agreement shall be true and correct as of the time of Closing with the same effect as though made again at and as of that time.

               (c) As used in this agreement, the phrase "to the best of the knowledge of AP and AP's Stockholder" means the actual knowledge of AP's Stockholder and AP's officers after reasonable inquiry of the individuals listed on schedule 4.21(c); AP's Stockholder confirms that he has made such an inquiry.

     5. Representations and Warranties by Buyer and NET. Buyer and NET jointly and severally represent and warrant to AP and AP's Stockholder as follows:

          5.1 Organization. Each of Buyer and NET is a corporation duly organized, validly existing and in good standing under the law of the State of Delaware and has the full corporate power and authority to enter into and to perform this agreement.

          5.2 Authorization of Agreements. The execution, delivery and performance by Buyer of this agreement and the Note, the Transition Agreement referred to in section 6.8, the consulting agreement referred to in section 6.10, and the Directory of Classes representation agreement referred to in section 6.13 (together, the "Buyer Ancillary Documents") have been duly authorized by all requisite corporate action of Buyer. The execution, delivery and performance by NET of this agreement and the Guaranty and Option Agreement (together, the "NET Ancillary Documents") have been duly authorized by all requisite corporate action of NET. This agreement and each Buyer Ancillary Document constitutes the valid and binding obligation of Buyer, and this agreement and each NET Ancillary Document constitutes the valid and binding obligation of NET, enforceable against each of them in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          5.3 Consents of Third Parties. The execution, delivery and performance of this agreement and the Buyer Ancillary Documents by Buyer, and the execution, delivery and performance of this agreement and the NET Ancillary Documents by NET, will not (i) conflict with its certificate of incorporation or by-laws and will not conflict with, result in the breach or termination of, or constitute a default under, any lease, agreement, commitment or other instrument, or any order, judgment or decree to which it is a party or by which it is bound, or (ii) constitute a violation by it of any law or regulation applicable to it. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority is required on the part of Buyer or NET in connection with the execution, delivery and performance of this agreement and the Buyer Ancillary Documents and NET Ancillary Documents.

          5.4 Litigation. There is no claim, litigation, proceeding or governmental investigation pending or, to the best of Buyer's knowledge, threatened, or any order, injunction or decree outstanding, against Buyer or NET that would prevent the consummation of the transactions contemplated by this agreement.

          5.5 Miscellaneous. The representations and warranties made by Buyer and NET in this agreement shall be true and correct as of the time of Closing with the same effect as though made again at and as of that time.

     6.   Further Agreements of the Parties; Nondisclosure and
Confidentiality.

          6.1  Access to Information; Delivery of Lists.

               (a)  Prior to the Closing, Buyer and its
representatives may make such investigation of the property, assets and operations of the Business as it may desire, and AP shall give to Buyer and to its counsel, accountants and other representatives, upon reasonable notice, full access during normal business hours throughout the period prior to the Closing to all of the assets, books, commitments, agreements, records and files of AP relating to the Business and AP shall furnish to Buyer during that period all documents and copies of documents and information concerning the Business as Buyer reasonably may request. Buyer shall hold, and shall cause its representatives to hold, all such information and documents and all other information and documents delivered pursuant to this agreement confidential and, if the purchase and sale contemplated by this agreement is not consummated for any reason, shall return to AP all such information and documents and any copies as soon as practicable, and shall not disclose any such information (that has not previously been disclosed by a party other than Buyer) to any third party unless required to do so pursuant to a request or order under applicable laws and regulations or pursuant to a subpoena or other legal process. Buyer's obligations under this section shall survive the termination of this agreement.

               (b) As promptly as possible after the Closing Date, AP shall deliver to Buyer (a) a list as of the Closing Date of all commitments and orders relating to advertising to be published, services to be rendered, or events to occur after the Closing and (b) a list as of the Closing Date of all of AP's prepaid expenses and accounts receivable relating to the Business (other than the accounts receivable described in sections 1.2(b) and 1.2(c)).

          6.2  Conduct of the Business Pending the Closing.
Until the Closing, AP shall operate the Business in the ordinary course in a manner consistent with past practices and:

               (a) AP shall promptly notify Buyer in writing of, and furnish any information that Buyer reasonably may request with respect to, (i) any claim, litigation, proceeding or governmental investigation threatened by or against AP relating to the Business or any material development with respect to any such claim, litigation, proceeding or governmental investigation,
(ii) the occurrence of any event or the existence of any state of facts that would result in any of the representations and warranties of AP and AP's Stockholder not being true as of the Closing Date, and (iii) any other occurrence of any kind adversely affecting the Business or the Assets;

               (b) AP shall not grant or agree to grant any general increase in the rates of salaries or compensation of its employees, or any specific increase to any individual employee, or any increase in the pension, retirement or other employment benefits of the employees of the Business;

               (c) except as otherwise requested by Buyer, AP shall use reasonable efforts, consistent with its past practices,
(i) to preserve the business organization of the Business intact and to preserve the goodwill and business of the schools, advertisers, suppliers and others having business relations with the Business, (ii) to retain the services of the employees of the Business, and (iii) to preserve all trademarks, trade names, logos and copyrights and related registrations of the Business;

               (d) except in the ordinary course and consistent with past practice, AP shall not (i) enter into or renew any agreement, commitment or lease, or (ii) cause or take any action to allow any lease, agreement or commitment relating to the Business to lapse (other than in accordance with its terms), to be modified in any material adverse respect, or otherwise to become impaired in any manner;

               (e)  except in the ordinary course and
substantially consistent with past practice, AP shall not (i) enter into any transaction or incur any liability or obligation that is material to the Business or (ii) sell or transfer any of the assets relating to the Business, other than assets that have worn out or been replaced with other assets of equal or greater value or assets that are no longer needed in the operation of the Business;

               (f)  AP shall duly comply with all laws,
ordinances, orders, injunctions and decrees applicable to the operation of the Business;

               (g) AP shall maintain all of the tangible Assets in customary repair, maintenance and condition, except to the extent of normal wear and tear, and AP shall replace any items of equipment at time intervals consistent with past practices; and

               (h)  AP shall maintain insurance on the tangible
Assets and on the Business as set forth on schedule 4.14.

          6.3 Other Action. No party to this agreement shall take any action that would result in any of its or his representations and warranties not being true as of the Closing Date. Each of the parties to this agreement shall use its or his reasonable efforts to cause the fulfillment at the earliest practicable date of all of the conditions to the obligations of the parties to consummate the sale and purchase under this agreement.

          6.4 Consents. AP and AP's Stockholder shall use reasonable efforts to obtain at the earliest practicable date, in form and substance reasonably satisfactory to Buyer, all consents and approvals required to assign to Buyer the rights of AP under any agreement, commitment or order to be assigned to Buyer that requires consent to assignment (including, but not limited to, those set forth on schedule 4.3), without any condition materially adverse to Buyer or the operation of the Business after the Closing Date, but if any consent is not obtained (and, accordingly, pursuant to section 1.2(d) is excluded from the sale pursuant to this agreement), AP shall use reasonable efforts to keep the agreement in effect and to give Buyer the benefit of the agreement to the same extent as if it had been assigned to Buyer, and Buyer shall perform the obligations under the agreement relating to the benefit obtained by Buyer. Buyer shall cooperate with AP in obtaining the consents. If AP is unable to obtain consent to the assignment of any material agreement (including, but not limited to, the Job Choices representation agreement) and is unable to give Buyer the benefit of that agreement, AP and Buyer shall negotiate in good faith a reduction in the consideration payable by Buyer pursuant to this agreement to reflect the loss or cost to Buyer of not obtaining the benefit of such agreement. Nothing in this agreement shall be construed as an attempt to assign any agreement or other instrument that by its terms is nonassignable without the consent of the other party.

          6.5 Expenses. Each of the parties shall bear their own respective expenses incurred in connection with this agreement and in connection with all obligations required to be performed by each of them under this agreement, provided, however, that Buyer and AP shall each bear one-half of the costs of the divisional audit conducted by Ernst & Young LLP in connection with the sale of the Business.

          6.6 Sales Taxes. AP shall pay any state or local sales taxes payable in connection with the sale of the Assets.

          6.7  Covenants Against Competition, Solicitation and
Disclosure.

               (a) To accord to Buyer the full value of its purchase, for a period of five years after the Closing Date (and, with respect to the sale of advertising in college newspapers, for a period of seven years after the Closing Date) neither AP nor AP's Stockholder shall, directly or indirectly, engage or be interested in (as owner, stockholder, partner, member, manager, lender, employee, agent, consultant or otherwise) any business or entity that engages, anywhere in the world, in sales and marketing activities targeting primarily high school and college-student markets substantially similar to those engaged in by the Business as of the Closing Date, including, but not limited to, the sale of advertising (in college newspapers and otherwise) and of promotional and sponsorship opportunities, GymBoards, and campus postering operations. However, this section shall not prevent AP or AP's Stockholder from (i) owning as an investment up to 2% of a class of equity securities issued by any competitor of NET that is publicly traded and registered under the Securities Exchange Act of 1934 or subject to Section 15(d) of such Act, (ii) continuing to publish and distribute the Directory of Classes, (iii) continuing to operate the GAPS business, (iv) engaging in a business that recruits United States students for Israeli corporations and the Israeli government, and (v) college credit card marketing for MBNA and Kessler Financial Services.

               (b) For a period of five years after the Closing Date, neither AP nor AP's Stockholder shall, directly or indirectly, employ or solicit for employment or consulting, on its own behalf or on behalf of any other person or entity, or otherwise encourage the resignation of, any employee of the Business, other than an employee of the Business whose employment is terminated by Buyer or who terminates his or her employment with Buyer after he or she refuses Buyer's request to relocate to another city. For a period of five years after the Closing Date, neither Buyer nor NET shall, directly or indirectly, employ or solicit for employment or consulting, on its own behalf or on behalf of any other person or entity, or otherwise encourage the resignation of, any employee of AP who is not employed primarily in the Business.

               (c)  For a period of five years after the Closing
Date, neither AP nor AP's Stockholder shall at any time hereafter disclose to anyone, or use in competition with the Business, any confidential information relating to the Business.

               (d) AP and AP's Stockholder acknowledge that the remedy at law for breach of the provisions of this section 6.7 will be inadequate and that, in addition to any other remedy Buyer may have, it shall be entitled to an injunction restraining any breach or threatened breach, without any bond or other security being required and without the necessity of showing actual damages. If any court construes the covenant in this section 6.7 or any part thereof, to be unenforceable in any respect, the court may reduce the duration or area to the extent necessary so that the provision is enforceable, and the provision, as reduced, shall then be enforceable.

               (e) Notwithstanding anything to the contrary in this section 6.7, if Buyer shall be required to make one or more payments into the escrow account provided for in section 9.2(b), the obligations of AP's Stockholder under this section 6.7 shall immediately terminate if Buyer defaults in making any such payment when due.

          6.8  Transition Agreement.  At the Closing, Buyer and
AP shall enter into the Transition Agreement in the form of
exhibit 6.8.

          6.9 ERISA Arrangements. Buyer shall not assume, have any responsibility for the continuation of, or be a successor employer with respect to any Plan. With respect to any group health plan, as defined in Section 5000(b)(1) of the Code, AP shall retain, and be responsible for, all obligations and liabilities relating to or arising under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), including, without limitation, the obligation to provide COBRA continuation coverage to current or former AP employees who are currently entitled to coverage under COBRA or who may become entitled to such coverage.

          6.10 Consulting and Employment Agreements. At the Closing, Buyer and the individuals referred to on schedule 6.10(a) shall enter into employment and non-competition agreements in the form of exhibit 6.10(a); Buyer, AP and the individuals referred to on schedule 6.10(b) shall enter into a consulting and non-competition agreement in the form of exhibit 6.10(b); and Buyer and the individuals referred to on schedule 6.10(c) shall enter into non-competition agreements in the form of exhibit 6.10(c).

          6.11 Employees. Buyer shall offer employment to all employees of AP employed primarily in the Business on substantially similar terms and conditions of employment and with substantially similar benefits (except as otherwise provided in schedule 6.11) as those presently enjoyed with AP. Within 90 days after the Closing, Buyer shall establish a 401(k) plan for employees of the Business with substantially similar benefits as the 401(k) plan offered by AP. Nothing herein shall limit the right of Buyer to terminate the employment of any such employee at any time after the Closing, or alter the salary, wages or benefits payable to any such employee at any time after the Closing, except that Buyer may not alter the severance policy with respect to the former employees of AP. AP shall be responsible for the payment of all compensation and benefits (including accrued vacation) payable to all employees who are hired by Buyer through the Closing Date and shall retain (and discharge at the Closing) all liabilities and obligations with respect to employees who are not hired by Buyer. AP shall also pay the amount of any severance payment related to the period of employment of any employee of the Business prior to the Closing who becomes an employee of Buyer after the Closing and whose services are terminated by Buyer within three months after the Closing Date. Buyer shall not be responsible for the payment of any severance obligation of AP to any of its employees or former employees.

          6.12 Interim Financial Statements. AP shall promptly deliver to Buyer copies of any monthly or quarterly financial statements or other reports relating to the Business that may be prepared by AP during the period from the date of this agreement to the Closing Date. All such financial statements shall be prepared from the books and records of the Business and, to the best of AP's knowledge, shall show all income and expenses attributable to the Business and shall fairly present the financial position and results of operations of the Business as of and for the periods indicated. AP shall also furnish to Buyer any other information concerning the financial and operating condition of the Business as Buyer from time to time reasonably may request.

          6.13  Directory of Classes.  At the Closing, Buyer and
AP shall enter into the Directory of Classes national advertising representation agreement in the form of exhibit 6.13.

          6.14 Change of Name. Within ten days after the Closing Date, AP shall change its name to a name that does not include the word "American" or the word "Passage" together with any geographical reference. AP may change its name to "Passage Media, Inc." or any other name that complies with the preceding sentence.

          6.15 Equipment Purchases. Prior to the Closing AP shall purchase at its expense, and shall transfer to Buyer at the Closing without additional consideration, the items of equipment referred to on schedule 6.15.

          6.16 Subordination Agreement. At the Closing, AP shall execute a subordination agreement, in form and substance satisfactory to Buyer's institutional lender, pursuant to which AP agrees to the subordination of the Note as provided in section
2.1(b).

          6.17 Further Assurances. At any time and from time to time after the Closing Date each party shall, without further consideration, execute and deliver to the other such other instruments of transfer and assumption and shall take such other action as the other may reasonably request to carry out the transfer of AP's operations, rights and assets and assumption of liabilities contemplated by this agreement.

          6.18 Databases. Buyer acknowledges that it will not acquire any rights with respect to any portions of the databases to be transferred to it at the Closing that do not relate to the Business, and Buyer shall only use those databases in connection with the Business.

          6.19 Multi-Market Advertising. If, at any time during the seven year period commencing on the Closing Date, Buyer or NET desires to place multi-market non-college newspaper advertising on behalf of any third party, it shall place that advertising through AP's ANN division or its successors. The price to be paid for such advertising shall be ANN's lowest non-promotional price for similar types of customers placing similar volumes and types of ads at the time the ad is placed (or such other price as the parties may agree). Neither Buyer nor NET shall have any obligation to place advertising or seek to place advertising on behalf of any third party.

     7.   Conditions to Closing.

          7.1  Conditions Precedent to Obligations of Buyer.
Buyer's obligation to consummate the purchase under this agreement is subject to the fulfillment, prior to or at the Closing, of each of the following conditions (any or all of which may be waived by Buyer):

               (a) all representations and warranties of AP and AP's Stockholder to Buyer and NET shall be true and correct in every material respect as of the time of the Closing, with the same effect as though those representations and warranties had been made again at and as of that time;

               (b) AP and AP's Stockholder shall have performed and complied with all obligations and covenants required by this agreement to be performed or complied with by them prior to or at the Closing;

               (c)  Buyer shall have been furnished with a
certificate (dated the Closing Date and in form and substance reasonably satisfactory to Buyer) executed by the president and secretary of AP, certifying to the fulfillment of the conditions specified in sections 7.1(a) and 7.1(b);

               (d)  Buyer shall have been furnished with an
opinion of Messrs. Preston Gates & Ellis, counsel to AP, in the form of exhibit 7.1(d);

               (e) AP shall have duly received all consents required for the transfer of AP's rights under the agreements, commitments and orders that require consent to transfer (except as otherwise provided in section 6.4);

               (f)  the employment agreements, consulting
agreement and non-competition agreements referred to in section
6.10 shall have been executed;

               (g) there shall not be in effect any injunction or restraining order issued by a court of competent jurisdiction in an action or proceeding against the consummation of the purchase and sale pursuant to this agreement; and

               (h) Buyer shall have obtained debt financing on terms and conditions satisfactory to Buyer.

          7.2 Conditions Precedent to Obligation of AP. AP's obligation to consummate the sale under this agreement is subject to the fulfillment, prior to or at the Closing, of each of the following conditions (any or all of which may be waived by AP):

               (a) All representations and warranties of Buyer and NET shall be true and correct in every material respect as of the time of the Closing, with the same effect as though those representations and warranties had been made again at and as of that time;

               (b)  Buyer and NET shall have performed and
complied with all obligations and covenants required by this agreement to be performed or complied with by them prior to or at the Closing;

               (c)  AP shall have been furnished with a
certificate (dated the Closing Date and in form and substance reasonably satisfactory to AP) executed by the president and secretary of Buyer and the president and secretary of NET, certifying to the fulfillment of the conditions specified in sections 7.2(a) and 7.2(b);

               (d) AP shall have been furnished with an opinion of Proskauer Rose Goetz & Mendelsohn LLP, counsel to Buyer and
NET, in the form of exhibit 7.2(d); and

               (e) there shall not be in effect any injunction or restraining order issued by a court of competent jurisdiction in an action or proceeding against the consummation of the purchase and sale pursuant to this agreement.

     8.   Items To Be Delivered at Closing.

          8.1  Items To Be Delivered by AP and AP's Stockholder.
At the Closing, AP and AP's Stockholder shall deliver to Buyer the following:

               (a)  The amount payable by AP under section 2.5;

               (b) such bills of sale, assignments or other instruments of transfer and assignment as shall be effective to vest in Buyer title (in accordance with section 4.4) to the Assets;

               (c)  a copy of resolutions of the board of
directors of AP authorizing the execution, delivery and performance of this agreement and the AP Ancillary Documents by AP, and a certificate of its secretary or assistant secretary, dated the Closing Date, that such resolutions were duly adopted and are in full force and effect;

               (d)  the certificate referred to in section
7.1(c); and

               (e)  the opinion referred to in section 7.1(d).

          8.2  Items To Be Delivered by Buyer.  At the Closing,
Buyer shall deliver to AP the following:

               (a)  the wire transfer of funds referred to in
section 2.1;

               (b)  the Note;

               (c) instruments pursuant to which Buyer assumes the obligations and liabilities to be assumed by it under section
2.1(e);

               (d)  a copy of resolutions of the board of
directors of Buyer authorizing the execution, delivery and performance of this agreement and the Buyer Ancillary Documents by Buyer, and a certificate of its secretary or assistant secretary, dated the Closing Date, that such resolutions were duly adopted and are in full force and effect;

               (e)  the certificate referred to in section
7.2(c); and

               (f)  the opinion referred to in section 7.2(d).

          8.3 Items to be Delivered by NET. At the Closing, NET shall deliver to AP the following:

               (a)  the Guaranty; and

               (b)  a copy of resolutions of the board of
directors of NET authorizing the execution, delivery and performance of this agreement and the NET Ancillary Documents by NET, and a certificate of its secretary or assistant secretary, dated the Closing Date, that such resolutions were duly adopted and are in full force and effect.

          8.4 Other Items to be Delivered. At the Closing, AP and AP's Stockholder, as applicable, and Buyer and NET, as applicable, and the individuals referred to on schedule 6.10 shall deliver the following:

               (a)  the Subordination Agreement referred to in
section 6.16;

               (b)  the Option Agreement;

               (c)  the amount payable in accordance with section
2.3(a);

               (d)  the Transition Agreement referred to in
section 6.8;

               (e)  the employment, consulting and non-
competition agreements referred to in section 6.10; and

               (f)  the Directory of Classes representation
agreement referred to in section 6.13.

     9.   Survival of Representations and Warranties;
Indemnification.

          9.1  Survival.

               (a) All statements contained in any certificate delivered by or on behalf of AP or AP's Stockholder pursuant to this agreement or in any certificate delivered in connection with the transactions contemplated by this agreement shall be considered representations and warranties by them, respectively, to Buyer and NET with the same force and effect as if contained in this agreement. All representations, warranties and agreements by AP and AP's Stockholder shall survive the Closing notwithstanding any investigation at any time by or on behalf of Buyer or NET, but Buyer's consummation of the purchase contemplated by this agreement shall constitute a waiver by Buyer of any claim of misrepresentation or breach of warranty with respect to any representation or warranty as to which, as of the Closing Date, Buyer's or NET's Chairman or Executive Vice President has actual knowledge of breach.

               (b) All statements contained in any certificate delivered by or on behalf of Buyer or NET pursuant to this agreement or in any certificate delivered in connection with the transactions contemplated by this agreement shall be considered representations and warranties by Buyer and NET to AP with the same force and effect as if contained in this agreement. All representations, warranties and agreements by Buyer and NET shall survive the Closing notwithstanding any investigation at any time by or on behalf of AP, but AP's consummation of the sale contemplated by this agreement shall constitute a waiver by AP of any claim of misrepresentation or breach of warranty with respect to any representation or warranty as to which, as of the Closing Date, AP's Chairman has actual knowledge of breach.

          9.2  Indemnification.

               (a) Subject to sections 9.1, 9.3 and 9.4, AP and AP's Stockholder jointly and severally shall indemnify and hold harmless Buyer and NET against all loss, liability, damage or expense (including reasonable fees and expenses of counsel, whether involving a third party or between the parties to this agreement) Buyer or NET may suffer, sustain or become subject to as a result of (i) any breach of any warranty, covenant or other agreement of AP or AP's Stockholder contained in this agreement, or any misrepresentation by AP or AP's Stockholder, or any claim by a third party which, without regard to the merits of the claim, would constitute such a breach or misrepresentation, or
(ii) AP's failure to pay, perform or discharge when due any of AP's obligations, liabilities, agreements or commitments to third parties not expressly assumed by Buyer pursuant to this agreement (including, but not limited to, any liability of AP arising out of the Washington State Department of Revenue business and occupation tax audit pending against AP).

               (b) In addition to any other rights and remedies it may have, but subject to sections 9.1, 9.3 and 9.4, Buyer may set-off against any amounts it owes AP under the Note any amount payable to Buyer pursuant to this section 9.2(a), but no such set-off shall constitute an accord and satisfaction or otherwise modify the rights or obligations of AP under this agreement or the Note or constitute a breach by Buyer of its obligations under this agreement or the Note. Without limiting the generality of the preceding sentence, AP acknowledges and agrees that Buyer's exercise of its rights pursuant to the preceding sentence shall not limit Buyer's right to recover any amounts owed to it that exceed the amount obtained by exercise of those rights and such exercise shall not be in substitution of or in any way limit Buyer's exercise of its other rights and remedies under this agreement, any other agreement or applicable law. If Buyer shall at any time determine to set-off against the Note, it shall so notify AP within 24 hours after making the determination. If Buyer receives a notice from AP disputing Buyer's right to set-off against the Note, Buyer shall thereafter deposit any scheduled payments under the Note with an escrow agent reasonably acceptable to Buyer and AP, which amounts shall be held by the escrow agent pursuant to an escrow agreement in the form of exhibit 9.2 until the escrow agent receives written instructions from both Buyer and AP or a copy of a final order of a court of competent jurisdiction.

               (c) Subject to sections 9.1, 9.3 and 9.4, Buyer shall indemnify and hold harmless AP against all loss, liability, damage or expense (including reasonable fees and expenses of counsel, whether involving a third party or between the parties to this agreement) AP may suffer, sustain or become subject to as a result of (i) any breach of any warranty, covenant or other agreement contained in this agreement or any misrepresentation by Buyer or NET, or any claim by a third party which, without regard to the merits of the claim, would constitute such a breach or misrepresentation, (ii) Buyer's failure to pay, perform and discharge when due any of AP's agreements, commitments or orders expressly assumed by Buyer pursuant to this agreement, including the payment obligations assumed by Buyer under section 2.5, or
(iii) any liability or obligation arising out of the operations of the Business after the Closing Date.

          9.3 Notices of Claims. None of the parties to this agreement shall be liable for misrepresentation or breach of warranty except to the extent that notice of a claim is asserted by another party in writing and delivered within two years after the Closing Date.

          9.4  Limitations on Liability.

               (a) Neither AP (or AP's Stockholder) nor Buyer (or NET) shall be liable for misrepresentation or breach of warranty under this agreement unless and until the aggregate amount of loss, liability, damage and expense incurred by the other as a result of all misrepresentations and breaches of warranty under this agreement exceeds $25,000 (in which event it shall be liable for the full amount of the loss, liability, damage or expense).

               (b)  The obligation of any party to provide
indemnification shall be limited to actual damages and shall exclude special, incidental, consequential, indirect or similar damages. AP recognizes, however, that the purchase price provided for in this agreement has been determined on the basis of a multiple (five times) of the operating income of the Business for the year ended June 30, 1996, as adjusted, and that, whenever it would be appropriate to apply that multiple to properly calculate Buyer's damages for misrepresentation or breach of warranty, the amount of damages determined by applying the multiple shall be considered "actual damages" and not "special, consequential, indirect or similar damages".

               (c) Notwithstanding anything to the contrary in this agreement, after the Closing the aggregate liability of AP and AP's Stockholder to Buyer and NET for indemnification under this agreement shall be limited to $5 million, except for misrepresentations or breaches of warranty under section 4.4 and for fraudulent misrepresentation (for which there shall be no dollar limitation).

          9.5 Defense of Claims. If any action, suit or proceeding shall be commenced against, or any written claim or demand be asserted against any party claiming indemnification under this section 9 ("Indemnified Party") in respect of which it proposes to demand indemnification hereunder, the Indemnified Party shall promptly send written notice to the indemnifying party (the "Indemnifying Party") to that effect and shall consult in good faith with the Indemnifying Party with respect thereto; the failure to give such notice shall not affect the liability of the Indemnifying Party under this agreement unless the failure materially and adversely affects the ability of the Indemnifying Party to defend the claim. Subject to the Indemnified Party's right to participate at its own expense, the defense and settlement of any such action, suit or proceeding shall be under the sole direction and control of the Indemnifying Party, who shall reasonably proceed in good faith at all times; provided that the control by the Indemnifying Party of the defense of such action, suit or proceeding shall not delay the timely defense thereof; and provided, further, that the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement which includes any term which shall require any act or forbearance on the part of the Indemnified Party and which does not unconditionally release the Indemnified Party from all liability in respect of such claim, action or proceeding without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld. In the event the Indemnifying Party does not proceed in good faith and in a timely manner to defend any action, suit or proceeding, the Indemnified Party may assume such defense.

     10   Miscellaneous.

          10.1 Finders. The parties represent and warrant that they have not employed or utilized the services of any broker or finder in connection with this agreement or the transactions contemplated by it, except that AP and AP's Stockholder have used the services of Veronis, Suhler & Associates, Inc. and shall be liable for payment of the fee in the amount of $150,000 payable to it at the Closing.

          10.2 Entire Agreement. This agreement contains, and is intended as, a complete statement of all of the terms of the arrangements between the parties with respect to the matters provided for, supersedes any previous agreements and understandings between the parties with respect to those matters, and cannot be changed or terminated orally. Except as specifically set forth in this agreement, there are no representations or warranties by any party in connection with the transactions contemplated by this agreement.

          10.3 Governing Law. This agreement shall be governed by and construed in accordance with the law of the State of Washington applicable to agreements made and to be performed in Washington.

          10.4 Headings. The section headings of this agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this agreement.

          10.5 Notices. All notices and other communications under this agreement shall be in writing and shall be deemed given when delivered personally, sent by facsimile (with a copy by any other means permitted for the giving of notices under this agreement) or mailed by registered mail, return receipt requested, to the parties at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

               (a) If to AP or AP's Stockholder, addressed to either or both of them at:

                    American Passage Media Corporation
                    401 Second Avenue West
                    Seattle, Washington 98119-4107
                    Attention: Gilbert Scherer, President
                    Fax:  (206) 281-5993

          with a copy to:

                    Robert S. Jaffe, Esq.
                    Preston Gates & Ellis
                    5000 Columbia Center
                    701 Fifth Avenue
                    Seattle, Washington 98104-7078
                    Fax:  (206) 623-7022

               (b) If to Buyer or NET, addressed to either or both of them at:

                    Network Event Theater, Inc.
                    149 Fifth Avenue
                    New York, N.Y. 10010
                    Attention: Harlan D. Peltz, Chairman
                    Fax:  (212) 779-3241

          with a copy to:

                    Bertram A. Abrams, Esq.
                    Proskauer Rose Goetz & Mendelsohn LLP
                    1585 Broadway
                    New York, New York  10036
                    Fax:  (212) 969-2900

          10.6 Separability. If any provision of this agreement is held to be invalid or unenforceable, the balance of this agreement shall remain in effect.

          10.7 Waiver. Any party may waive compliance by another with any of the provisions of this agreement. No waiver of any provision shall be construed as a waiver of any other provision. Any waiver must be in writing and must be signed by the party waiving the provision.

          10.8 Publicity.  Prior to the Closing neither Buyer (or
NET) nor AP (or AP's Stockholder) shall, without the consent of the other, make any public statement or disseminate any information (other than to its attorneys, accountants, advisors and employees on a need-to-know basis or other than to obtain any approvals or consents required hereunder) regarding the transaction contemplated by this agreement, except that Buyer and NET may release such information regarding the transaction as they reasonably determine necessary, after consultation with AP, to comply with applicable law or the requirements of Nasdaq. After the Closing Buyer and NET may release such information regarding the transaction as they determine appropriate after consultation with AP.

          10.9 Assignment. Prior to the Closing, none of the parties may assign any of its rights under this agreement except that Buyer or NET may assign its rights to a subsidiary or affiliate of NET. After the Closing, any of the parties may assign any of its rights under this agreement (including its rights under section 6.7). No assignment shall relieve the assignor of its obligations under this agreement. Neither AP, Buyer nor NET may assign any of its rights under the AP Ancillary Documents, Buyer Ancillary Documents or NET Ancillary Documents, except as otherwise expressly provided therein.

          10.10     Specific Performance.  AP and AP's
Stockholder acknowledge that the Business is of a special, unique and extraordinary character, and that any material breach by AP of its obligation to consummate the sale pursuant to this agreement could not be compensated for by damages. Accordingly, if AP breaches its obligations under section 1 or 6.3 of this agreement, Buyer shall be entitled, in addition to any other remedies that it may have, to enforcement of this agreement by a decree of specific performance requiring AP to consummate the sale pursuant to this agreement (and on the terms specified in this agreement) and no bond or other security shall be required.

          10.11 Attorneys' Fees. In any action brought to enforce or seek damages under this agreement, the prevailing party shall be entitled to recover from the losing party the attorneys' fees and all other costs and expenses reasonably incurred by it.

          10.12     Guaranty of Performance.  NET guarantees to
AP the prompt and full performance when due of all obligations of Buyer to AP arising under this agreement.

          10.13 No Third Party Beneficiaries. This agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this agreement.


                    NETWORK EVENT THEATER, INC.


                    By: /s/ Harlan D. Peltz
                            Harlan D. Peltz
                            Chairman and Chief Executive Officer




                    AMERICAN PASSAGE MEDIA, INC.


                    By: /s/ Harlan D. Peltz
                            Harlan D. Peltz
                            Chairman and Chief Executive Officer



                    AMERICAN PASSAGE MEDIA CORPORATION


                    By: /s/ Gilbert Scherer
                            Gilbert Scherer
                            President and Chief Executive Officer



                        /s/ Gilbert Scherer
                            Gilbert Scherer